                                                                  Exhibit 23.01

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
I.C. Isaacs & Company, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-63871) of our report dated March 3, 2000 relating to the consolidated financial statements and schedule of I.C. Isaacs & Company, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                                      BDO Seidman, LLP

Washington, D.C.
March   , 2000